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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 23, 2004


                       Redline Performance Products, Inc.
             (Exact name of registrant as specified in its charter)


                                    Minnesota
                 (State or other jurisdiction of incorporation)

                   001-31682                              36-4335356
            (Commission File No.)             (IRS Employer Identification No.)

   1120 Wayzata Boulevard East, Suite 200
             Wayzata, Minnesota                             55391
 (Address of Principal's Executive Offices)              (Zip Code)

                                 (952) 345-2257
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions see General Instruction A.2. below);

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c)d-2(b) under the Exchange Act (17 CFR 240.14d2(b))


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                    INFORMATION TO BE INCLUDED IN THE REPORT

                Section 1 - Registrant's Business and Operations

ITEM 1.03.        Bankruptcy or Receivership.

On August 27, 2004, the registrant filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code with the United States Bankruptcy Court, District of Minnesota. A copy of the press release announcing the filing is filed with this Current Report as Exhibit 99.1.

                        Section 2 - Financial Information

ITEM 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 27, 2004, the registrant filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code with the United States Bankruptcy Court, District of Minnesota. As a result of this filing and upon receipt of notice from the registrant's primary lender and expiration of a ten-day cure period, the registrant will be in default under the terms of its obligations under its approximately $2.5 million line of credit. Upon default the payment of the principal amount of the line of credit, all accrued interest and certain other fees will accelerate and become immediately payable.

                   Section 3 - Securities and Trading Markets

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2004, the American Stock Exchange notified the registrant of the registrant's material noncompliance with the requirements for continued listing as a result of the registrant's failure to timely file its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004. The American Stock Exchange suspended trading of the registrant's common stock on August 24, 2004, and no trading of the registrant's common stock has taken place on the American Stock Exchange since August 23, 2004. A copy of the press release announcing the suspension of trading and the registrant's noncompliance with the listing requirements of the American Stock Exchange is filed with this Current Report as
Exhibit 99.1. On August 30, 2004, the registrant submitted to the American Stock Exchange a voluntary request to have its shares of common stock delisted from the American Stock Exchange.

       Section 4 - Matters Related to Accountants and Financial Statements

                 Section 5 - Corporate Governance and Management

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2004, Kent Harle, Michael Degen, Robert Korkowski, David Mell and Stan Herman resigned as directors of the registrant. On August 26, 2004, the registrant terminated the employment of Kent Harle and Chris Rodewald. Mark Payne is the sole director and officer as



                                       2.
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of the date of this Current Report. A copy of the press release announcing the resignations is filed with this Current Report as Exhibit 99.1.

                             Section 6 - [Reserved]

                            Section 7 - Regulation FD

                            Section 8 - Other Events

ITEM 8.01.        Other Events.

         (a) On August 19, 2004, Clyde Fessler resigned as a director of the registrant.

         (b) The registrant has cancelled its annual meeting of shareholders scheduled for September 10, 2004. A copy of the press release announcing the cancellation is filed with this Current Report as Exhibit 99.1.

                Section 9 - Registrant's Business and Operations

ITEM 9.01.        Financial Statements and Exhibits.

        (c)       Exhibits.

                  The following document is filed as an exhibit to this report:

                  99.1     Press release dated August 27, 2004





                                       3.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Redline Performance Products, Inc.

Date: August 31, 2004               By /s/ Mark A. Payne
                                       -----------------------------------------
                                    Mark A. Payne,
                                    President and CEO





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EXHIBIT INDEX

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
            99.1       Press release dated August 27, 2004
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